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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 23, 2002, except for Note 14 as to which the date is March 8, 2002 and the Biovail matter as discussed in Note 12 as to which the date is February 21, 2002, relating to the financial statements of DOV Pharmaceutical, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 8, 2002